UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2024

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Vertex Energy, Inc. Amended and Restated 2020 Equity Incentive Plan

On April 1, 2024, on the approval and recommendation of the Compensation Committee of the Board of Directors of Vertex Energy, Inc. (the “Company”), the Board of Directors of the Company approved (1) a First Amendment to the Vertex Energy, Inc. Amended and Restated 2020 Equity Incentive Plan (the “First Amendment” and the “2020 Plan”), to amend the 2020 Plan to allow for the grant of Restricted Stock Units (RSUs); previously the 2020 Plan allowed for the grant of Restricted Stock Shares, but not RSUs and the First Amendment updates the 2020 Plan to allow for the grant of RSUs; and (2) an increase in the number of shares available for future issuance under the 2020 Plan by 3,740,573 shares, to 5,240,574 shares, which represents 4% of the Company’s total outstanding shares of common stock as of December 31, 2023 (93,514,346 shares).

The 2020 Plan, which was approved by the stockholders of the Company, provides that the total shares available for issuance under the 2020 Plan totals the “sum of (i) one million five hundred thousand (1,500,000) shares of Common Stock, and (ii) an annual increase on April 1st of each calendar year, beginning in 2021 and ending in 2030 (each a “Date of Determination”), in each case subject to the approval and determination of the [Board of Directors or Compensation Committee] on or prior to the applicable Date of Determination, equal to the lesser of (A) four percent (4%) of the total shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Administrator (the “Share Limit”)”, and on April 1, 2024, the Board of Directors, pursuant to the authority granted to the Board of Directors by the 2020 Plan, approved an increase in the available shares under the 2020 Plan as set forth above.

The foregoing descriptions of the 2020 Plan and the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2020 Plan and the First Amendment, which are filed herewith as Exhibits 10.1 and 10.2, and are incorporated herein by reference. Also attached hereto as Exhibit 10.3 is a Form of Restricted Stock Unit Grant Notice and Award Agreement approved by the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Vertex Energy, Inc. Amended and Restated 2020 Equity Incentive Plan (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 21, 2021, and incorporated by reference herein)
10.2*	First Amendment to Vertex Energy, Inc. Amended and Restated 2020 Equity Incentive Plan
10.3*	Form of Restricted Stock Unit Grant Notice and Award Agreement (Vertex Energy, Inc. Amended and Restated 2020 Equity Incentive Plan, as amended)
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: April 4, 2024	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer